EMPLOYMENT AGREEMENT


         AGREEMENT made this 18th day of November, 1997, by and between J. L. MANTA, INC., a corporation duly organized and existing under the laws of the State of Illinois, with a principal place of business at 5233 Hohman Avenue, Hammond, Indiana 46320 (hereinafter referred to as "Employer") and Michael J. Chakos, an individual residing at 645 South Monroe Street, Hinsdale, Illinois 60521 (hereinafter referred to as "Employee").

                                                     RECITALS

         This Employment Agreement has been executed and delivered pursuant to the terms and conditions of a certain Stock Purchase Agreement, dated September 30, 1997, by and between, inter alia, EIF Holdings, Inc., an Hawaii corporation (the "Buyer"), and such "Sellers" named therein (the "Stock Purchase Agreement") whereby the Buyer has agreed to purchase all of the issued and outstanding capital stock of the Employer. Capitalized terms used in this Agreement without definition shall have the respective meanings set forth in the Stock Purchase Agreement.

         The Buyer and the Employer desire to ensure the Employee's continued employment with the Employer, and the Employee wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.

         In consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee hereby agree as follows:

         Section 1.  Employment.

                  1.1 Employment. Upon the terms and conditions set forth herein, Employer hereby employs Employee and Employee accepts such employment.

                  1.2 Term. The term of the employment shall be for a period of three (3) year(s) beginning on the date hereof and ending on November 18, 2000 (the "Initial Term of Employment"), and shall continue on an at-will basis thereafter (collectively, the "Term of Employment"), subject to the provisions of Section 5 hereinbelow.

                  1.3      Duties.

                           (a) Capacity. During the Term of Employment, Employee
                  shall hold the position of Chief Financial Officer and Treasurer of the Employer. Employee shall have and perform all of the duties and responsibilities customarily attributed to such position and all other services incident thereto and shall render such other services and discharge such other responsibilities


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                  as may be  assigned  to him from  time to time by the Board of
                  Directors of Employer or such other executive officer as may be designated by the Board of Directors of Employer; provided, however, that Employee shall not be required (and it shall not be a basis for termination for cause hereunder for Employee to
                  refuse)   to   render   duties   of  a  nature   substantially
                  inconsistent  with those  customarily  performed  by  officers
                  holding   positions  similar  to  that  held  by  Employee  at
                  companies similar to Employer.

                           (b) Schedule. In carrying out his duties and responsibilities hereunder, Employee shall strictly abide by the policies of Employer and shall devote all of his time, attention, energies, skills, and best efforts exclusively to the performance of his duties and responsibilities for and on behalf of Employer. Without limiting the generality of the foregoing, Employee shall devote not less than five (5) days per week (except for regular business holidays observed by Employer and Employee's vacation days) to his employment and shall be present on Employer's premises or actively engaged in service to or on behalf of Employer during normal business hours Monday through Friday.

                           (c) Exclusivity. Without limiting the generality of the foregoing, during the Term of Employment, Employee shall not, without the prior written approval of Employer, render services of a business, professional or commercial nature for compensation to any other entity or person; provided, however, this clause shall not prohibit Employee from making investments of a passive nature (other than investments of more than three (3%) percent of the outstanding shares of companies engaged in any business which is directly or indirectly competitive with or similar to the business now or hereafter conducted by the Employer) which do not detract from the full-time nature of Employee's employment hereunder.

                           (d) Relocation.  Employer shall not require  Employee
                  to render his duties hereunder from a principal place of business more than fifty (50) miles from the principal place of business at which Employee is providing services to Employer as of the date of the execution of the Stock Purchase Agreement, unless such relocation of Employee is directed pursuant to a business plan for Employer adopted in good faith by Buyer and approved by the President and Chief Executive Officer of Buyer.

                  1.4 Compensation and Benefits. During the Term of Employment, as compensation for the services to be rendered during such period and the other obligations undertaken by Employee hereunder, Employee shall be entitled to the following compensation:

                           (a) Base Salary.  Employer  agrees to pay or cause to
                  be paid to Employee for his services a base salary at the rate of One Hundred Fifty Thousand ($150,000.00) Dollars per year (the "Initial Base Salary"), payable in accordance with Employer's normal payroll periods and subject to the usual payroll deductions. From time to time during the Term of Employment, the Employer may review and, if appropriate, after the Initial Period of Employment, adjust the Employee's base salary in its sole discretion.


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                           (b) Benefits. During the Term of Employment, Employee
                  shall be eligible to receive and participate in all other employment plans and benefits which the Employer customarily provides its employees in the same or substantially equivalent positions to that of Employee hereunder, including, without limitation, paid vacation and holidays, health, life, and disability insurances, cafeteria plans, medical reimbursement plans and 401(k) plans, all such plans and benefits to be substantially comparable to the plans and benefits as made available to Employee as of the date of the execution of the Stock Purchase Agreement; provided, however, that nothing herein shall be construed to in any manner prohibit Employer from changing the carrier or provider for any such plans or benefits or from replacing any current plans and benefits with substantially comparable plans and benefits. All such benefits shall be governed solely by the terms and conditions of the applicable employment policies or plans providing for such benefits. Employer shall further provide to Employee an
                  automobile  (or  an  equivalent   automobile   allowance)  and
                  automobile insurance to the extent and in the manner the same are provided by the Employer to the Employee as of the date of the execution of the Stock Purchase Agreement.

                           (c) Expenses. During the Term of Employment, Employer
                  shall reimburse Employee promptly for reasonable and necessary travel, lodging, entertainment and other out-of-pocket expenses in connection with his employment hereunder in accordance with the policies of Employer in effect from time to time and upon Employee timely submitting such expenses for reimbursement and providing the Employer with such documentation substantiating such expenses as Employer may reasonably require.

         Section 2.  Development of Inventions, Improvements or Know-How.

                  2.1 Information. During the Term of Employment, Employee shall keep Employer informed of any and all promotional and advertising materials, catalogs, brochures, plans, customer lists, supplier lists, manuals, handbooks, inventions, discoveries, improvements, trade secrets, secret processes and any technology, know-how or intellectual property made or developed by him, in whole or in part, or conceived of by him, alone or with others, which results from any work he may do for, or at the request of Employer, or which relates in any way to the business and/or operations of Employer, or which relates to the Employer's actual or demonstrably anticipated research or development (collectively the "Information").

                  2.2 Assignment of Rights. Employee, and his heirs, assigns and representatives shall assign, transfer and set over, and do hereby assign, transfer and set over, to Employer, and its successors and assigns, all of his and their right, title and interest in and to any and all Information, and any patents, patent applications, copyrights, trademarks, tradenames or other intellectual property rights relating thereto, provided or conceived by Employee during the Term of Employment.

                  2.3 Further Assurances. To the extent Employer deems reasonably necessary or desirable to affect the intent of the assignments, transfers  and  set-overs  provided  for in  Sections  2.1 and 2.2  hereinabove,
Employee, and his heirs, assigns or representatives, shall, at the expense of Employer, assist Employer or its nominees to obtain patents, copyrights, trademarks and tradename or similar rights of protection (including any renewals or continuations thereof) for any and all Information in any country or countries throughout the world. Employee, and his heirs, assigns and representatives shall at Employer's sole cost and expense execute and deliver any and all applications, assignments or other instruments reasonably necessary or desirable to secure United States or foreign patents, copyrights, trademarks and tradenames or similar rights of protection (including any renewals or continuations thereof), and to transfer to Employer, upon request, any and all right, title or interest of Employee in and to any and all such Information. Employee, and his heirs, assigns and representatives shall give Employer, upon request, any and all facts known to him or them reflecting such Information with respect to any of the foregoing, including, without limitation, any and all formulae, processes, sketches, drawings, models and figures.

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         Section 3.  Non-Disclosure.

         Employee hereby acknowledges that Employer possesses certain confidential and proprietary information, including, but not limited to client and customer lists, supplier lists, data, figures, sales figures, projections, estimates, tax records, personnel history, accounting procedures, bids, and other information relating to the Employer's employees, clients, customers, client and customer requirements, methods of client development, suppliers, bidding techniques, pricing, research and development and other activities, services and business of the Employer (the foregoing being hereinafter referred to collectively as "Confidential Information") and that maintaining the confidential and proprietary nature of said Confidential Information is essential to the continued commercial success of the Employer's business and that said Confidential Information constitutes valuable and unique assets which provide the Employer with a distinct competitive advantage over competing businesses. Confidential Information shall not include any such information which (a) is or becomes publicly known through no wrongful act of Employee (b) is approved in advance of such use or disclosure in writing by Employer, or (c) is required to be disclosed by court order or lawful order of a governmental agency or regulatory body or by applicable law; provided, however, that in the event the Employee is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential
Information, Employee shall notify Employer promptly of such request or requirement so that Employer may seek an appropriate protective order or waive compliance with the provisions of this Section 3. If, in the absence of protective order or the receipt of a waiver hereunder, Employee is, on the advice of counsel, compelled or required by applicable law to disclose any Confidential Information to any tribunal, Employee may disclose the Confidential Information, provided that Employee shall use his reasonable best efforts to obtain, at the request and sole expense of Employer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Employer shall designate. Therefore, Employee hereby agrees that Employee shall not disclose, divulge, or use in any manner any such Confidential Information except as is specifically required

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in the performance of Employee's  duties pursuant to this Employment  Agreement, and that Employee will not, under any circumstances, communicate any such Confidential Information to any one not employed by the Employer and/or specifically authorized in writing by the Employer to receive such Confidential Information. It is expressly agreed that the foregoing restrictions upon use, disclosure or communication of the aforementioned Confidential Information shall be in full force and effect forever and shall survive any termination of this Agreement, whether voluntary or involuntary, and regardless of the reason for or manner of termination. Upon the termination of this Agreement and Employee's employment hereunder, regardless of the reason for or manner of termination, Employee agrees that Employee will deliver to the Employer all originals and all copies in the Employee's possession of any and all documents of any nature
containing,   evidencing,   or  in  any  manner  relating  to  any  Confidential
Information  as defined  herein and shall not take any such  documentation  with
Employee  upon  said   termination.   Employer   acknowledges  and  agrees  that
notwithstanding the foregoing, Employee shall not be prohibited from utilizing and disclosing Confidential Information in connection with any action, suit, or other proceeding arising out of or in connection with the terms and provisions of the Stock Purchase Agreement and/or the other Buyer's Transaction Documents; provided, however, that Employee agrees that in connection with any action, suit, or other proceeding, no such disclosure of the Confidential Information shall be made until such time as an appropriate protective order, mutually acceptable to Employer and Employee, shall be entered in any such action, suit, or proceeding or, in the event the parties cannot mutually agree upon the terms for such a protective order, upon the issuance of a protective order, upon motion by either party, as shall be determined to be appropriate by the trier of facts or arbitrator in any such proceeding.

         Section 4.  Covenant Not To Compete.

                  4.1 Acknowledgment. Employee acknowledges that he is being employed by the Employer in a position in which he will be expected to independently develop and maintain close relationships with customers and clients of the Employer and in which he will be provided with access to Confidential Information of Employer, and that such customer relationships and Confidential Information constitute a significant part of the goodwill of the Employer, the preservation of which is essential to the success of the Employer, and that the Employer has a legitimate interest in restricting Employee's ability to take advantage of such relationships and Confidential Information. Employee further acknowledges that the rights, benefits, and privileges which Employee has received pursuant to the Stock Purchase Agreement constitute additional consideration for the Employee's covenants as set forth in this
Section 4.



                  4.2      Non-Competition Agreement.

                           (a) In light of the foregoing,  and in  consideration
                  of the continued employment of Employee hereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Employee, Employee hereby covenants and agrees that, during

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                 the Term of  Employment  and,  except as expressly  provided in
                  Section 4.2(b) hereinbelow, for a period of two (2) years after any termination of this Employment Agreement and/or
                  Employee's   employment   hereunder,   whether   voluntary  or
                  involuntary,  and  regardless  of the  reason for or manner of
                  termination,   Employee  shall  not,  alone  or  with  others,
                  directly  or  indirectly  (as  owner,  stockholder,   partner,
                  lender,   other   investor,   director,   officer,   employee,
                  consultant, or otherwise):

                                    (i)  Solicit,   perform  or  engage  in  any
                           business of the same or similar nature to the business of Employer anywhere within the Employer's Territories (as hereinafter defined);

                                    (ii) Solicit,  engage in, perform, divert or
                           accept any business of the same or similar nature to the business of Employer with or from any Customer (as hereinafter defined) or Potential Customer (as hereinafter defined) of Employer; or

                                    (iii)   Induce  or  attempt  to  induce  any
                           Customer to reduce such Customer's business with Employer or divert such Customer's business from the Employer, by direct advertising, solicitation or otherwise;

                                    (iv)  Disclose the names of any Customers or
                           Potential Customers of Employer to any other person, firm, corporation or other entity which is engaged in a business of the same or similar nature to the business of Employer; or

                                    (v)  Employ,  hire,  cause to be employed or
                           hired, entice away, solicit, or establish a business with any then current officer, employee, servant or agent of Employer, or any other person who was employed by Employer within the twelve (12) months immediately prior to such employment or establishment, or in any manner persuade or attempt to persuade any officer, employee, servant or agent of Employer to leave the employ of the Employer; or

                                    (vi)  Assist  any  person,   firm,   entity,
                           employer, business associate or member of Employee's family to commit any of the foregoing acts.

                           (b) Notwithstanding anything to the contrary contained herein, the terms and provisions of Section 4.2(a) above shall not apply and shall have no further force or effect after any termination of this Agreement:

                                    (i) If Employer  terminates  this  Agreement
                           and Employee's employment hereunder for any reason other than as specified in Section 5.1(c) hereinbelow;

                                    (ii) If Employee  terminates  this Agreement
                           and  Employee's   employment  hereunder  pursuant  to
                           Section 5.1(d) hereof; or

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                                    (iii)  In  the  event  that  Employer  shall
                           discontinue   operating   its   business   (provided,
                           however, that any sale of the Employer's business, either through a sale of all or a majority of the stock of Employer or all or substantially all of the assets of Employer, shall in no manner and in no event constitute a discontinuation of the Employer's business (other than in the context of a liquidation or other similar circumstance where the business of the Employer will not be continued or operated by any third party to which such assets of the Employer have been transferred).

                  4.3 Definitions. For purposes of this Section 4, the following terms shall have the meanings hereinafter set forth:

                           (i) The term "Customer" shall mean any person,  firm,
                  corporation or other entity or any parent, subsidiary or affiliate thereof with which Employer has had a contract, engaged in any business with or for which Employer has performed any work or services during the twenty-four (24) months immediately preceding Employee's termination and up to and including the date of Employee's termination;

                           (ii) The term  "Potential  Customer"  shall  mean any
                  person, firm, corporation or other entity or any parent, subsidiary or affiliate thereof from which Employer has solicited or attempted to solicit any business or to which Employer has submitted any written or oral proposal within the twelve (12) months immediately preceding Employee's termination and up to and including the date of Employee's termination.

                           (iii) The term  "Employer's  Territories"  shall mean
                  any market or geographic area in which Employer has performed any work or services for any person, firm, corporation, or other entity during the twenty-four (24) months immediately preceding Employee's termination and up to and including the date of Employee's termination and/or any market or geographic area in which Employer has solicited any work or services from any person, firm, corporation, or other entity during the twelve (12) months immediately preceding Employee's termination and up to and including the date of Employee's termination.

                           (iv) The  phrase  "business  of the  same or  similar
                  nature to the business of Employer" shall mean the supplying of products, work or services which have the same or similar characteristics as, or is competitive with, any products, work or services engaged in, performed by or rendered by Employer at the time of the termination of this Agreement and/or within the twenty-four (24) months immediately preceding such termination and/or any products, work or services which have been the subject of any solicitation or proposal by Employer within the twenty-four (24) months immediately preceding such termination.

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                  4.4  Enforcement.  The covenants and  obligations  of Employee pursuant to this Section 4 shall be specifically enforceable in addition to and not in limitation of any other legal or equitable remedies, including monetary damages, which Employer may have. Employee recognizes and acknowledges that irreparable injury may result to Employer in its business in the event of any breach by Employee of any covenant or agreement contained herein, and, by reason of the foregoing, Employee consents and agrees that in the event of any such breach, Employer shall be entitled, in addition to any other remedies that it may have, including monetary damages, to an injunction to restrain Employee from committing or continuing any violation of any covenant or agreement set forth in this Section 4. It is the intent of the parties hereto that this Agreement contains covenants which are valid and enforceable, which are reasonable and necessary to safeguard the interests of Employer and which will be binding upon Employee. Therefore, in the event that any of the obligations of Employee are determined to be unreasonable or unenforceable because of the duration of such provision, the area covered thereby or the scope thereof so as to render any of the foregoing covenants unenforceable, then such a covenant shall be interpreted as to require only a reasonable duration, area or scope, and any Court making any such determination shall have the power to reduce the duration, area or scope of such provision and/or to delete or revise specific words and phrases, and, in its reduced or revised form, such provisions shall be enforceable and shall be enforced.

                  4.5 Subsequent Employment. After termination of the Employee's employment with the Employer, regardless of the reason for or manner of termination, the Employee will, if the covenant under this Section 4 is then in effect, give notice to the Employer within ten (10) days after accepting any other employment, of the identity of the Employee's employer. The Buyer or the Employer may notify such employer that the Employee is bound by this Agreement, and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

         Section 5.  Termination of Agreement.

                  5.1.     Right to Terminate.

                           (a) Death. This Agreement shall terminate immediately
upon Employee's death.

                           (b) Disability. In the event that Employee, become Disabled, as defined below, unless otherwise prohibited by applicable law, Employer shall have the right to terminate Employee's employment hereunder upon five (5) days prior written notice to Employee. For purposes of this Section 5.1
                  (b), "Disabled" means that, because of accident, disability, or physical or mental illness, Employee is incapable of performing his duties hereunder for either (i) a continuous period of one hundred twenty (120) days and remains so incapable at the end of such one hundred twenty (120) day period; or (ii) periods amounting in the aggregate to one hundred eighty (180) days within any one period of three hundred sixty-five (365) days and remains so incapable at the end of such aggregate period of one hundred eighty (180) days.

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                           (c) Termination by Employer for Cause. Employer shall
                  have the right to terminate Employee's employment hereunder for cause immediately without prior notice to Employee. The term "cause" shall mean (i) any failure by Employee to perform any of the material duties assigned to Employee pursuant to this Agreement, which failure has not been cured within five
                  (5) days after receipt of written notice from Employer (except that, in the event of any subsequent failure by Employee to perform the same or similar material duties as were the subject of any previous notice given by Employer pursuant hereto within any twelve (12) month period, no such notice from the Employer shall be required); (ii) any breach by Employee of any of the material terms of this Agreement which breach has not been cured within five (5) days after receipt of written notice of such breach from Employer (except that, in the event of any subsequent breach by Employee of the same or similar material terms of this Agreement as were the subject of any previous notice given by Employer pursuant hereto within a twelve (12) month period, no such notice from the Employer shall be required); or (iii) misappropriation of any business opportunity; or (iv) fraud, embezzlement or misappropriation of funds involving assets of the Employer, its customers, suppliers, or any of their affiliates; or (v) conviction of Employee of any criminal offense which adversely affects Employee's ability to perform his duties hereunder or the reputation of Employer; or (vi) the willful and repeated breach or habitual neglect by Employee of his material duties under this Agreement (after the Employee has received at least one (1) written notice from Employer identifying such willful and repeated breach or habitual neglect and has been given a period of at least five (5) days to cease and desist such conduct); or (vii) Employee making disparaging statements to third parties or other employees of Employer about the Employer, its parent, affiliates or subsidiaries or their business after Employee has received written notice from
                  Employer   identifying   such   disparaging   statements   and
                  requesting that Employee cease making such statements.

                           (d) Termination by Employee for Cause. Employee shall
                  have the right to terminate this Agreement hereunder for cause in the event that: (i) Employer shall fail (other than as the result of a termination by Employer in accordance with the terms of this Section 5.1) to provide Employee with his compensation as agreed upon herein and shall fail to have cured any such breach within five (5) days after written notice thereof from Employee to Employer (except that, in the event of any subsequent failure by Employer to provide Employee with his compensation as agreed upon herein within any twelve (12) month period, no such notice from the Employee shall be required); (ii) either (A) Employer has failed to make a payment due under the Convertible Promissory Note issued to the Employee pursuant to the Stock Purchase Agreement, and such failure constitutes an Event of Default thereunder, or (B) Employer has failed to make a payment due under the Employee's Retention Bonus Agreement (as defined in the Stock Purchase Agreement), and such failure constitutes a default thereunder, or (iii) after the expiration of the Initial Period of Employment, Employer reduces the Employee's Base Salary provided for in Section 1.4(a) above. Notwithstanding the foregoing, Employee shall not have the right to terminate this Agreement hereunder for cause pursuant to Section 5.1(d)(ii) or


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                  Section 5.1(d)(iii) above in the event that either: (x) in the case of a termination pursuant to Section 5.1(d)(ii) above, Employee has exercised his rights under the Guaranty (as defined in the Stock Purchase Agreement) of American Eco Corporation ("American Eco") as a result of the default of the Employer referenced in Section 5.1(d)(ii)(A) or 5.1(d)(ii)(B) above, and American Eco has made payment to Employee pursuant to (and otherwise satisfied its obligations under) the terms of such Guaranty (as defined in the Stock Purchase Agreement); or (y) in the case of termination pursuant to either Section 5.1(d)(ii) or Section 5.1(d)(iii) above, the Net Operating Income of the Employer is less than One Dollar ($1.00) for the twelve (12) months immediately preceding the date on which Employee exercises his right to terminate for cause pursuant to either Section 5.1(d)(ii) or Section 5.1(d)(iii), provided that Employee shall exercise such right to terminate for cause pursuant to Section 5.1(d)(ii) or Section 5.1(d)(iii) within at least thirty (30) days after the date of the occurrence of the default which is the subject of Employee's right to terminate. The term "Net Operating Income" means the net income from operations of Employer before any reduction for taxes or any allocation of expenses, charges, costs or other corporate overhead from Buyer determined in accordance with
                  generally   accepted   accounting   principles  applied  on  a
                  consistent basis.

                           (e) Bankruptcy. Employer shall have the right to terminate this Agreement and Employee's employment hereunder immediately without prior notice to Employee, in the event of the bankruptcy, liquidation or reorganization of Employer or the appointment of a receiver of the assets of Employer initiated by a creditor of Employer that is not an affiliate thereof.

                           (f) Other.  Notwithstanding  anything to the contrary
                  contained herein, after the Initial Period of Employment, this Employment Agreement and Employee's employment with Employer may be terminated by either party with or without cause at any time and for any reason.


(g)                        Rights and Obligations of Employee Upon Termination.

                                    (i) Except for any  termination  by Employee
                           pursuant to Section 5.1(d) above (in which event Employee shall be entitled to exercise any and all remedies he may have hereunder or otherwise, including at law or in equity), upon the termination of Employee's employment pursuant to Section 5.1 of this Agreement, Employer shall not have any further obligation to Employee under this Agreement except to distribute to Employee his Base Salary and other benefits and expense reimbursement and any earned and accrued unpaid vacation time due pursuant to Section
                           1.4 hereof (and accrued vacation pay, if any) up to the date of termination.

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

                                    (ii) Upon the  termination of this Agreement
                           and Employee's employment hereunder, whether voluntary or involuntary, and regardless of the reason for or manner of termination, all of the obligations of Employee under Sections 2.2, 2.3, 3, and 4 shall remain in full force and effect and shall survive the termination of this Agreement to the extent set forth herein.

         Section 6.  Miscellaneous.

                  6.1      Remedies.

                           (a) Injunctions. Inasmuch as any breach of, or failure to comply with, this Agreement will cause serious and substantial damage to both Employer and Employee, if either party should in any way breach or fail to comply with the terms of this Agreement, the other party shall be entitled to an injunction restraining the defaulting party from such breach or failure.

                           (b) Cumulative Remedies. All remedies of Employer and
                  Employee expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity. Each of Employer and Employee shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained herein. Resort to any remedy provided for hereunder or provided by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by Employer of monetary damages.

                  6.2 Recoupment. The Employer shall be entitled to recoup the amount of any and all claims that the Buyer may have against the Employee under the Stock Purchase Agreement by reducing any and all amounts owing to Employee under this Agreement; provided, however, Employer may only exercise such right of recoupment hereunder in accordance with the provisions of Section 8(g) of the Stock Purchase Agreement and then only to the extent that recoupment of the amount is not then available to Buyer under the Convertible Promissory Notes or Retention Bonus Agreements (all as defined in the Stock Purchase Agreement).

                  6.3 Representations and Warranties by the Employee. The Employee represents and warrants to the Employer that the execution and delivery by the Employee of this Agreement does not, and the performance by the Employee of the Employee's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Employee; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

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

                  6.4 Obligations Contingent on Performance. The obligations of each party hereunder, including, but not limited to, the Employer's obligation to pay Employee the compensation provided for herein, are contingent upon the other party's performance of its obligations hereunder.

          6.5 Amendment. This Agreement may be amended only by a writing duly executed by the parties hereto.

                  6.6 Entire Agreement. This Agreement and any other agreements expressly referred to herein set forth the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties regarding the subject matter hereof.

                  6.7 Notice. For purposes of this Agreement, notices and communications provided or permitted to be given hereunder shall be deemed to have been given when (i) made by telex, telecopy or facsimile transmission; or
(ii) sent by overnight courier or mailed by United States registered or certified mail, return receipt requested, postage prepaid to the parties at their addresses set forth above, or at such other addresses as either may designate in writing as aforesaid from time to time.

                  6.8 Assignment. This Agreement is personal as to Employee and shall not be assignable by Employee. Upon the prior written consent of Employee, which consent shall not be unreasonably withheld or delayed, Employer may assign its rights under this Agreement to any person, firm, corporation, or other entity which may acquire all or substantially all of the business which is now or hereafter conducted by Employer or which may require substantially all of the assets of Employer or with or into which Employer may be consolidated or merged, provided, that any such assignment shall be subject to the express terms and conditions hereof; provided, however, that if Employee shall refuse to consent to such assignment under the circumstances set forth herein, then Employer may terminate this Agreement upon written notice to Employee, and any such termination shall in no manner affect the obligations of Employee as set forth in Sections 2, 3, 4.2(a), 4.3, 4.4 and 4.5 which shall all remain in full force and effect and shall survive such termination of this Agreement by Employer.

          6.9 Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois.

                  6.10 Severability. Each section and subsection of this Agreement constitutes a separate and distinct provision hereof. It is the intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applicable in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid, ineffective or unenforceable, the remaining provisions shall not be affected thereby. The invalid, ineffective or unenforceable provisions shall, without further action by the parties, be automatically amended to affect the original purpose and intent of the invalid, ineffective and unenforceable provision; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

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

                  6.11 Waiver. The failure of either Employer or Employee to insist upon strict adherence to any term of this Agreement on any occasion shall not be construed as a waiver of or deprive Employer or Employee, as the case may be of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver by either Employer or Employee must be in writing and (i) in the case of a waiver by Employer, signed by a duly authorized representative of Employer other than Employee or (ii) in the case of a waiver by Employee, signed by Employee.

                  6.12 Headings. The headings of this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

                  6.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

                  6.14 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Employer and Employee any rights or remedies under, or by reason of, this Agreement.

                  6.15 Income Tax Reporting. As a condition to Employee's entitlement to all amounts to be paid hereunder, Employee shall report all Base Salary and all other compensation to be paid to Employee hereunder as earned income for federal, state or local income tax purposes.

                  6.16 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their heirs, personal representatives, successors and permitted assigns.

         IN WITNESS WHEREOF, Employer has caused this Agreement to be duly executed and delivered by its duly authorized officer, and Employee has duly executed and delivered this Agreement, as of the date first above written, the parties intending this document to take effect as a sealed instrument.

Employer:                                                     Employee:
J.L. MANTA, INC.

By:      ______________________________     ______________________________
Name:                                                         Michael J. Chakos

Title:

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


                                          NOTICE RE: ILLINOIS ACT 83-493


         We are required under Illinois Act 83-493 to provide each Employee who, after January 1, 1984, enters into an employment agreement containing a provision requiring the Employee to assign any of the Employee's rights and inventions to the Employer with a written notification to the Employee as follows:

         This Agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Employer was used and which was developed entirely on the Employee's own time, unless (a) the invention relates (i) to the business of the Employer, or (ii) to the Employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Employee for the Employer.

         Please acknowledge that you have received a copy of this Notice by signing this Notice in the space provided hereinbelow.



                                                     RECEIPT ACKNOWLEDGED:



                                                     Signature

                                                     Michael J. Chakos
                                                     Printed Name

                                                     November 18, 1997
                                                     Date



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